SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

INFORMATION          STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by Registrant                                        (X)
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Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)
[X] Definitive Information Statement


                           MET INVESTORS SERIES TRUST
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

[ ] Fee paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
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

                           MET INVESTORS SERIES TRUST

                         BlackRock High Yield Portfolio
               (formerly known as Federated High Yield Portfolio)

                            5 Park Plaza, Suite 1900
                            Irvine, California 92614

                              INFORMATION STATEMENT

         The primary purpose of this Information Statement is to provide you with information about a change of the investment adviser ("Adviser") to the BlackRock High Yield Portfolio (known as the Federated High Yield Portfolio prior to August 21, 2006) (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"). Effective August 21, 2006, BlackRock Financial Management, Inc. ("BlackRock") replaced Federated Investment Management Company ("Federated") as the Adviser to the Portfolio. This Information Statement is being mailed on or about November 20, 2006. The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Trust's most recent annual and semi-annual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-848-3854.

         Met Investors Advisory, LLC (the "Manager") serves as investment manager to the Trust pursuant to a management agreement dated December 8, 2000, as amended from time to time, between the Trust and the Manager (the "Management Agreement"). MetLife Investors Distribution Company (the "Distributor"), an affiliate of the Manager, serves as the distributor to the Trust. The Manager and the Distributor are located at 5 Park Plaza, Suite 1900, Irvine, California 92614. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue De Lafayette, Boston, Massachusetts 02111.

         Section 15(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Manager which generally permits the Manager, subject to certain conditions including approval of the Board of Trustees, to (i) select an Adviser for the Portfolio; (ii) enter into and materially modify existing advisory agreements between the Manager and the Adviser; and (iii) terminate and/or hire unaffiliated sub-advisors without obtaining approval of the Portfolio's shareholders. One of the conditions of the exemptive relief is that within 90 days after entering into a new or amended advisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.


         THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       Introduction

         Prior to August 21, 2006, Federated was the Adviser to the Portfolio pursuant to an Investment Advisory Agreement, dated May 1, 2006, by and between the Manager and Federated (the "Previous Advisory Agreement").

         In the role of Manager to the Trust, the Manager regularly monitors the performance of the Portfolio's Advisers, and has the ultimate responsibility to recommend to the Board of Trustees of the Trust the hiring, termination and replacement of unaffiliated Advisers.

         At a meeting of the Board of Trustees of the Trust held on August 10, 2006, the Trustees (including the Trustees who are not "interested persons" of the Trust, the Manager, the Adviser or the Distributor (as that term is defined in the 1940 Act)("Disinterested Trustees")) approved a new investment advisory agreement between the Manager and BlackRock, with respect to the Portfolio, which took effect as of August 21, 2006 (the "New Advisory Agreement"). Federated resigned as Adviser to the Portfolio, effective August 21, 2006. Federated resigned because of a dispute over provisions in the Previous Advisory Agreement. As discussed below, the New Advisory Agreement is the same in all material respects to the Previous Advisory Agreement, except for the Adviser, the advisory fee (which contains no break-points, unlike the advisory fee under the Previous Advisory Agreement) and the effective date and term of the Agreement. As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect. However, at a meeting of shareholders of the Portfolio held on October 20, 2006, shareholders approved an amendment to the Management Agreement (the "Amendment") between the Trust and the Manager with respect to the Portfolio. Under the Amendment, which is effective November 1, 2006, the Manager has the same responsibilities as set forth in the current Management Agreement but, through the elimination of breakpoints, will at certain asset levels effectively receive an increased management fee from the Portfolio which would offset its costs in paying an increased fee to the Portfolio's new Adviser: BlackRock. At a meeting of the Board of Trustees of the Trust held on August 10, 2006, all of the Trustees present, including a majority of the Disinterested Trustees, voted to approve the Amendment and to recommend that shareholders of the Portfolio approve the Amendment.

         PRIOR TO NOVEMBER 1, 2006, THE FEE PAID TO THE MANAGER WAS 0.60% OF THE FIRST $150 MILLION OF AVERAGE DAILY NET ASSETS, PLUS 0.55% OF SUCH ASSETS OVER $150 MILLION UP TO $250 MILLION, PLUS 0.50% OF SUCH ASSETS OVER $250 MILLION. EFFECTIVE NOVEMBER 1, 2006 THE FEE PAID TO THE MANAGER IS 0.60% OF AVERAGE DAILY NET ASSETS. THE NEW FEE SCHEDULE, THROUGH THE ELIMINATION OF BREAKPOINTS, EFFECTIVELY INCREASES THE MANAGEMENT FEE PAID BY THE PORTFOLIO AS ASSETS GROW OVER $150 MILLION. AS OF JULY 31, 2006, THE PORTFOLIO'S NET ASSETS WERE APPROXIMATELY $76 MILLION.

         Table A in Appendix A to this Information Statement shows: the annualized level of all fees and expenses incurred by the Portfolio's Class A shares during the three month period from May 1, 2006 through July 31, 2006, under the previous investment management fee schedule prior to the Amendment; the annualized level of all fees and expenses that would have been incurred by the Portfolio during the three month period from May 1, 2006 through July 31, 2006 under the investment management fee schedule as amended; and the dollar percentage difference between the two.

         As a result of the approval of the New Advisory Agreement, effective August 21, 2006, BlackRock replaced Federated as the Adviser to the Portfolio and the name of the Portfolio changed to "BlackRock High Yield Portfolio." All references to the "Federated High Yield Portfolio" in the Trust's Prospectus and Statement of Additional Information changed as of that date to the "BlackRock High Yield Portfolio." In addition, all references to Federated were replaced with BlackRock.

II.      The Previous and New Advisory Agreements

                  The Previous Advisory Agreement

         The Previous Advisory Agreement provided that it would remain in effect for an initial two-year term and would continue in full force and effect for successive periods of one year thereafter only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approved its continuance at least annually. The Previous Advisory Agreement could be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The Previous Advisory Agreement also terminated automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust was assigned or terminated for any other reason.

         The Previous Advisory Agreement also generally provided that, absent willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser would not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Under the Previous Advisory Agreement, the Manager paid an advisory fee to Federated, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.35% of the first $150 million of such assets, plus 0.30% of such assets over $150 million up to $250 million, plus 0.25% of such assets over $250 million. For the fiscal year ended December 31, 2005, the Manager paid Federated $342,138 in aggregate advisory fees.

         The Previous Advisory Agreement was approved by the Board of Trustees, including by a separate vote of the Disinterested Trustees, at a meeting held on February 16, 2006 and its effective date was as of May 1, 2006.

         The New Advisory Agreement

         The terms of the New Advisory Agreement are the same in all material respects as those of the Previous Advisory Agreement, except for the Adviser, the advisory fee and the effective date and term. The New Advisory Agreement provides that it will remain in effect until December 31, 2007 and thereafter for successive periods of one year only so long as the Board of Trustees, including a majority of the Disinterested Trustees, specifically approves its continuance at least annually. The Previous Advisory Agreement's initial term was for a period of twenty months from its effective date. Like the Previous Advisory Agreement, the New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Disinterested Trustees, by the Manager, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days' prior written notice to the Adviser or by the Adviser upon ninety days' prior written notice to the Manager, or upon shorter notice as mutually agreed upon. The New Advisory Agreement also terminates automatically in the event of its assignment or in the event that the Management Agreement between the Manager and the Trust is assigned or terminated for any other reason.

        The New Advisory Agreement also generally provides that, absent willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties under the Agreement on the part of the Adviser, the Adviser will not be liable for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement.

         Advisory Fee

         Under the New Advisory Agreement, the Manager pays an advisory fee to BlackRock, based on the average daily net assets of the Portfolio, consisting of a monthly fee paid computed at the annual rate of 0.35% of such assets.

         As with the Previous Advisory Agreement, the Portfolio does not pay the advisory fee under the New Advisory Agreement. The Management Agreement between the Trust and the Manager relating to the Portfolio remains in effect.

         The following table shows the actual aggregate advisory fee paid to Federated by an affiliate of the Manager for the period from May 1, 2006 through July 31, 2006 under the Previous Advisory Agreement and what the aggregate advisory fee would have been if the advisory fee under the New Advisory Agreement had been in effect:

------------------------------------------ ---------------------------------------- ----------------------------------
Actual Aggregate Advisory Fee paid under    Pro Forma Aggregate Advisory Fee paid    % Difference Between Actual and
 the Previous Advisory Agreement During       under the New Advisory Agreement      Pro Forma Aggregate Advisory Fees
Period May 1, 2006 through July 31, 2006   During Period May 1, 2006 through July
                                                          31, 2006
------------------------------------------ ---------------------------------------- ----------------------------------

------------------------------------------ ---------------------------------------- ----------------------------------
                $ 68,615                                  $ 68,610                                0.00%
------------------------------------------ ---------------------------------------- ----------------------------------

         Effective Date

          The New Advisory Agreement was approved by the Board of Trustees, including by a separate vote, the Disinterested Trustees, on August 10, 2006, and its effective date was August 21, 2006.

III.     Board Considerations

         At a meeting of the Board of Trustees held on August 10, 2006, the Board of Trustees, including the Disinterested Trustees, approved an investment advisory agreement with respect to the Portfolio between the Manager and BlackRock (previously defined as the "New Advisory Agreement").

         The Board of Trustees approved the New Advisory Agreement between the Manager and BlackRock based on a number of factors relating to BlackRock's ability to perform under the New Advisory Agreement. These factors included:
BlackRock's management style and long-term performance record with comparable funds; BlackRock's current level of staffing and its overall resources; BlackRock's financial condition; and BlackRock's compliance systems and any disciplinary history. In particular, the Board noted BlackRock's stellar reputation as a fixed-income manager. The Board also considered the depth and experience of BlackRock's high-yield team, noting that team members had an average of twelve years of investment experience. The Disinterested Trustees were advised by independent legal counsel throughout the process.

         The Board gave substantial consideration to the fees payable under the New Advisory Agreement. In this connection, the Board evaluated BlackRock's costs and estimated profitability (to the extent practicable) in serving as an Adviser to the Portfolio, including the costs associated with the personnel, systems and equipment necessary to perform its functions. The Board also examined the fees to be paid to BlackRock in light of fees paid to other investment advisers by comparable funds and the method of computing the Adviser's fee. The Board also noted that the fees payable under the New Advisory Agreement were comparable to the terms of advisory arrangements with other institutional clients of the Adviser. After comparing the fees with those of comparable funds and in light of the quality and extent of services to be provided, and the costs to be incurred, by BlackRock, the Board concluded that the fee to be paid the Adviser with respect to the Portfolio was fair and reasonable.

         The Board also noted that BlackRock, through its relationship as an Adviser to the Portfolio, may engage in soft dollar transactions for proprietary research or brokerage services. While BlackRock selects brokers primarily on the basis of their execution capabilities, the direction of transactions may at times be based on the quality and amount of research such brokers provide. The Board concluded that the benefits accruing to BlackRock by virtue of the Adviser's relationship to the Portfolio are fair and reasonable.

         In approving the New Advisory Agreement, the Board especially reviewed BlackRock's management style and long-term performance record with comparable funds. The Board noted that BlackRock Funds High Yield Bond Portfolio, Class A Shares, which is a retail fund with substantially similar investment objectives, policies, and strategies as the Portfolio, has outperformed its benchmark for the one-, three-, and five-year periods ended June 30, 2006.

         In considering the profitability to the Adviser of its relationship with the Portfolio, the Board noted that the fees under the New Advisory Agreement were paid by the Manager out of the management fees that it receives under the Management Agreement. The Board also relied on the ability of the Manager to negotiate the New Advisory Agreement and the fees thereunder at arm's length. In addition, the Board noted that the terms of the New Advisory Agreement and fees payable thereunder were comparable to the terms of advisory arrangements with other institutional clients of the Adviser. For each of the above reasons, the profitability to the Adviser from its relationship with the Portfolio was a not a material factor in the Board's deliberations. For similar reasons, the Board did not consider the potential economies of scale in the Adviser's management of the Portfolio to be a material factor in its consideration.

         In connection with these considerations, the Board of Trustees determined that a sub-advisory arrangement between the Manager and BlackRock was in the best interests of the Portfolio and its shareholders. Based on these considerations and the overall high quality of the personnel, operations, financial condition, investment advisory capabilities, methodologies, and performance of BlackRock with comparable funds, the Board (including a majority of Disinterested Trustees) determined approval of the New Advisory Agreement was in the best interests of the Portfolio.

IV.      The Adviser

         BlackRock, 40 East 52nd Street, New York, New York 10022, serves as the Adviser of the Portfolio. The Adviser is a wholly-owned subsidiary of BlackRock, Inc. BlackRock, Inc. is an affiliate of The PNC Financial Services Group, Inc. and Merrill Lynch & Co., Inc. The Adviser provides day-to-day management of the Portfolio's investments and assists in the overall management of the Portfolio's affairs. The Adviser and its global affiliates provide investment management services to client discretionary accounts with assets totaling approximately $1.0 trillion as of September 30, 2006. Its clients are registered investment companies, some of whose accounts have investment policies similar to those of the Portfolio.

         The Portfolio is managed by a team of investment professionals at BlackRock including the following individuals who have day-to-day responsibility:

Jeffrey Gary
Managing Director of BlackRock since 2003
Head of the High Yield Team and member of the Investment Strategy Group. Prior to joining BlackRock in 2003, he was a Managing Director and portfolio manager with AIG (American General) Investment Group.

Scott Amero
Managing Director of BlackRock since 1990.
Senior strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios. Head of Global Credit research and a member of BlackRock's Management Committee and Investment Strategy Group.

The address for all directors and executive officers is BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022.


----------------------------- ----------------------------------------------------------------------------
                                                    Position Held with Adviser and
           Name                            Principal Occupations During the Last Five Years
----------------------------- ----------------------------------------------------------------------------
----------------------------- ----------------------------------------------------------------------------
  Laurence D. Fink            Chairman, Chief Executive Officer and Director of BlackRock Financial
                                Management, Inc.;
                              Chairman, Chief Executive Officer and Director of BlackRock, Inc.,
                                 BlackRock Capital Management, Inc., BlackRock Funding International,
                                 Ltd., BlackRock International, Ltd., BlackRock Investments, Inc., SSRM
                                 Holdings, Inc.;
                              Chairman and Chief Executive Officer of BlackRock Advisors, LLC, BlackRock
                                 Advisors Holdings, Inc., BlackRock Advisors Singapore Pte., Ltd.,
                                 BlackRock Funding, Inc., BlackRock Institutional Management Corp.,
                                 BlackRock International Holdings, Inc., BlackRock Investment
                                 Management, LLC, BlackRock Portfolio Holdings, Inc., BlackRock
                                 Portfolio Investments, LLC, BlackRock US Newco, Inc., and State Street
                                 Management & Research Company;
                              Trustee of BlackRock Funds;
                              Director of State Street Research Investment Services, Inc.
----------------------------- ----------------------------------------------------------------------------
----------------------------- ----------------------------------------------------------------------------
Ralph L. Schlosstein          President and Director of BlackRock Financial Management, Inc.;
                              President and Director of BlackRock, Inc., BlackRock Advisors, LLC,
                                 BlackRock Advisors Holdings, Inc., BlackRock Capital Management, Inc.,
                                 BlackRock Funding, Inc., BlackRock Institutional Management Corp.,
                                 BlackRock International Holdings, Inc., BlackRock International, Ltd,
                                 BlackRock Portfolio Holdings, Inc., BlackRock Portfolio Investments,
                                 LLC, State Street Management & Research Company, and SSRM Holdings,
                                 Inc.;
                              Director of Anthracite Capital, Inc., BlackRock Investments, Inc. and
                                 State Street Research Investment Services, Inc.;
                              President of BlackRock Advisors, Singapore Pte., Ltd., BlackRock
                                 Investment Management, LLC, and BlackRock US Newco, Inc.;
                              Chairman and Trustee of BlackRock Closed-End Funds;
                              Chairman and Director of BlackRock Realty Advisors, Inc.;
                              Chairman and President of BlackRock Liquidity Funds.
----------------------------- ----------------------------------------------------------------------------
----------------------------- ----------------------------------------------------------------------------
Robert S. Kapito              Vice Chairman and Director of BlackRock Financial Management Inc.;
                              Vice Chairman and Director of BlackRock, Inc., BlackRock Advisors
                                 Holdings, Inc., BlackRock Capital Management, Inc., BlackRock Funding,
                                 Inc., BlackRock Funding International, Ltd., BlackRock Institutional
                                 Management Corp., BlackRock International Holdings, Inc., BlackRock
                                 International, Ltd, BlackRock Portfolio Holdings, Inc., State Street
                                 Management & Research Company, and SSRM Holdings, Inc.;
                              Vice Chairman of BlackRock Advisors, LLC, BlackRock Advisors Singapore
                                 Pte., Ltd., BlackRock Investment Management, LLC, BlackRock Portfolio
                                 Investments, LLC, and BlackRock US Newco, Inc.;
                              President and Trustee of BlackRock Closed-End Funds;
                              Director of BlackRock Investments, Inc., BlackRock Realty Advisors, Inc.,
                                 and State Street Research Investment Services, Inc.
----------------------------- ----------------------------------------------------------------------------



         BlackRock acts as investment adviser or subadviser to the following mutual fund that has similar investment objectives to that of the Portfolio.

------------------------------------- ---------------------------------------------- -----------------------------------

                                             Annual Advisory Fee Rate             Approximate Net Assets as of
                   Fund                        (as a % of net assets)                       June 30, 2006
                   ----                        ----------------------                       --------
------------------------------------- ---------------------------------------------- -----------------------------------
------------------------------------- ---------------------------------------------- -----------------------------------
  BlackRock Funds High Yield Bond           50.0 bps on the first $1 billion                   $1.065 billion
         Portfolio (retail)                  45.0 bps on the next $1 billion
                                             42.5 bps on the next $1 billion
                                                 40.0 bps on the balance
------------------------------------- ---------------------------------------------- -----------------------------------

         Pursuant to the Expense Limitation Agreement, until April 30, 2007, the Portfolio's total operating expenses, exclusive of commissions and Rule 12b-1 fees, are limited to 0.95% of the Portfolio's average daily net assets. Neither the Manager nor its affiliates waived any management fees with respect to the Portfolio during the three month period ended July 31, 2006.

V.       Changes in Portfolio's Investment Style

         The transition from Federated to BlackRock as Adviser of the Portfolio involved certain portfolio transaction costs as BlackRock restructured the Portfolio to reflect its investment strategy. The Manager has notified the Trust that the estimated transaction costs of this restructuring did not exceed 0.65% of the Portfolio's net asset value. Restructuring costs consist primarily of brokerage fees and dealer spreads or markups related to purchasing and selling securities for the Portfolio's portfolio.

         In connection with the change in Adviser, the Portfolio's investment objective will change from seeking high current income to seeking to maximize total return, consistent with income generation and prudent investment management.

         Under BlackRock's management, the Portfolio will invest primarily in non-investment grade bonds with maturities of ten years or less. The Portfolio will normally invest at least 80% of its assets in high yield bonds, including convertible and preferred securities. The high yield securities (commonly called "junk bonds") acquired by the Portfolio will generally be in the lower rating categories of the major rating agencies (BB or lower by Standard & Poor's Ratings Group ("S&P") or Ba or lower by Moody's Investors Service, Inc. ("Moody's") or will be determined by the Adviser to be of similar quality. Split rate bonds will be considered to have the higher credit rating. The Portfolio may invest up to 10% of its assets in non-dollar denominated bonds of issuers located outside of the United States. The Portfolio's investment in non-dollar denominated bonds may be on a currency hedged or unhedged basis.

         The Adviser evaluates sectors of the high yield market and individual bonds within these sectors. Securities are purchased for the Portfolio when the Adviser determines that they have the potential for above-average total return.

         To add additional diversification, the Adviser can invest in a wide range of securities including corporate bonds, mezzanine investments, collateralized bond obligations, bank loans and mortgage-backed and asset-backed securities. The Portfolio can also invest, to the extent consistent with its investment goal, in non-U.S. and emerging market securities and currencies. The Portfolio may invest in securities of any rating, and may invest up to 10% of its assets (measured at the time of investment) in distressed securities that are in default or the issuers of which are in bankruptcy. These securities involve considerable risk and have significant uncertainties regarding the issuer's current or future ability to make interest and principal payments. Typically the Adviser will invest in distressed securities when it believes they are undervalued.

         The Adviser team may, when consistent with the Portfolio's investment goal, buy or sell options or futures on a security or an index of securities, or enter into credit default swaps and interest rate or foreign currency transactions, including swaps (collectively, commonly known as derivatives). The Portfolio typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk. The Portfolio may seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such a reverse repurchase agreements or dollar rolls).

         The Portfolio may engage in active and frequent trading of portfolio securities to achieve its primary investment strategies.

VI.      Portfolio Transactions

         Subject to the supervision and control of the Manager and the Trustees of the Trust, the Portfolio's Adviser is responsible for decisions to buy and sell securities for its account and for the placement of its portfolio business and the negotiation of commissions, if any, paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options, futures contracts and options thereon. Fixed income securities and certain equity securities in which the Portfolio invests are traded in the over-the-counter market. These securities are generally traded on a net basis with dealers acting as principal for their own account without a stated commission, although prices of such securities usually include a profit to the dealer. In over-the-counter transactions, orders are placed directly with a principal market maker unless a better price and execution can be obtained by using a broker. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter generally referred to as the underwriter's concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. The Portfolio's Adviser is responsible for effecting its portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in executing portfolio transactions will be prompt execution of orders in an efficient manner at a favorable price. In selecting broker-dealers and negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis, confidentiality, including trade anonymity and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to brokers that provide the Portfolio or its Adviser with brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934. In doing so, the Portfolio may pay higher commission rates than the lowest available when its Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. The Portfolio's Adviser is of the opinion that, because this material must be analyzed and reviewed, its receipt and use does not tend to reduce expenses but may benefit the Portfolio or other accounts managed by the Adviser by supplementing the Adviser's research.

         It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Portfolio's Adviser receives research services from many broker-dealers with which the Adviser places the Portfolio's transactions. The Adviser may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for the Portfolio. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities.


         The Board of Trustees has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct the Manager to cause the Adviser to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the management agreement ("Directed Brokerage"). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

         The Adviser may effect portfolio transactions for other investment companies and advisory accounts. Research services furnished by broker-dealers through which the Portfolio effects its securities transactions may be used by the Portfolio's Adviser in servicing all of its accounts; not all such services may be used in connection with the Portfolio. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each of its accounts, including the Portfolio. Whenever concurrent decisions are made to purchase or sell securities by the Portfolio and another account, the Portfolio's Adviser will attempt to allocate equitably portfolio transactions among the Portfolio and other accounts. In making such allocations between the Portfolio and other accounts, the main factors to be considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and the opinions of the persons responsible for recommending investments to the Portfolio and the other accounts. In some cases this procedure could have an adverse effect on the Portfolio. In the opinion of the Adviser, however, the results of such procedures will, on the whole, be in the best interest of each of the accounts.

         The Adviser to the Portfolio may execute portfolio transactions through certain of its affiliated brokers, if any, acting as agent in accordance with the procedures established by the Board of Trustees, but will not purchase any securities from or sell any securities to any such affiliate acting as principal for its own account.

         For the year ended December 31, 2005, the Portfolio paid $31 in brokerage commissions. No commissions were paid to any affiliated broker of the Manager, the Manager's affiliates or Federated.

VII.     Portfolio's Ownership Information

         The Portfolio had 8,983,274 total shares outstanding as of September 30, 2006.

         The following affiliates of Metropolitan Life Insurance Company, a New York life insurance company ("MetLife"), are the record owners, through their separate accounts, of all of the Portfolio's shares: MetLife Insurance Company of Connecticut , MetLife & Annuity Company of Connecticut, First MetLife Insurance Company First MetLife Investor Variable Annuity Account 1 and MetLife Investors USA Insurance Company MetLife Investors USA Separate Account A (individually an "Insurance Company" and collectively the "Insurance Companies").

         As of September 30, 2006, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust's knowledge, no person, as of September 30, 2006, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio's shares.

                                   APPENDIX A

                                     TABLE A

         The table below shows at various asset levels (i) the annualized level of all fees and expenses incurred by the Portfolio's Class A shares under the current investment management fee schedule during the three month period from May 1, 2006 through July 31, 2006, (ii) the annualized level of all fees and expenses that would have been incurred by the Portfolio under the amended management fee schedule during the three month period from May 1, 2006 through July 31, 2006, and (iii) the dollar difference and percentage differences between the two.


-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
                                                                                                          % Difference
                                                                                Difference Between    Between Current and
                                                                                  Current and Pro     Pro Forma Aggregate
                                  Current Aggregate     Pro Forma Aggregate    Forma Aggregate Fees    Fees and Expenses
                Fees and Expenses Fees and Expenses and Expenses
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
Current Asset Level of                          0.85%                   0.85%                     $0                    0%
Approximately $76 million
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
Assumed Asset Level of $200                     0.67%                   0.68%                $25,000                 2.13%
million
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
Assumed Asset Level of $300                     0.63%                   0.66%               $100,000                 5.88%
million
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
Assumed Asset Level of $500                     0.58%                   0.64%               $300,000                11.11%
million
-------------------------------- --------------------- ----------------------- ---------------------- ---------------------
